UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2013

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina                      333-121485                          20-1734180

(State or other

        (Commission

  (I.R.S. Employer

jurisdiction of

         File Number)

  Identification No.)

incorporation)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On August 1, 2013, Independence Bancshares, Inc. (the “Company”) completed its previously reported public offering of shares of the Company’s common stock, $0.01 par value per share, at a price of $0.80 per share (the “Offering”) to the holders of the Company’s common stock as of December 30, 2012. The Offering was conducted at the same price per share as in the previously reported private placement of shares of the Company’s common stock which was consummated on December 31, 2012. The Offering documents were originally filed with the Securities and Exchange Commission on February 6, 2013, and amended on April 15, 2013, June 6, 2013, and June 20, 2013, and declared effective by the SEC on June 28, 2013.

The Offering period ended at 5:00 p.m. Eastern Daylight time on August 1, 2013. In connection with the Offering, the Company received and accepted $615,200 of proceeds and issued 769,000 common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

By:

/s/ Gordon A. Baird

Name:

Gordon A. Baird

Title:

Chief Executive Officer

Dated: August 6, 2013